SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 August 29, 2010
                Date of Report (Date of Earliest Event Reported)


                           Amwest Imaging Incorporated
             (Exact name of registrant as specified in its charter)

           Nevada                     333-167743                 27-2336038
(State or other jurisdiction         (Commission              (I.R.S. Employer
      of incorporation)              File Number)            Identification No.)

                          8200 Wilshire Blvd. Suite 200
                             Beverly Hills, CA 90211
                    (Address of principal executive offices)

                                  702-882-3106
              (Registrant's telephone number, including area code)

                            10213 Penrith Avenue #104
                               Las Vegas, NV 89144
         (Former name and former address, if changed since last report)

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR
    230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
    240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange
    Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange
    Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On August 29, 2011, the Board of Directors (the "Board") of Amwest Imaging Incorporated, a Nevada Corporation (the "Company") received the resignation of Mr. Patrick Moore acting as the Company's President, Secretary, Treasurer, and as a member of the Board of Directors.

Effective August 29, 2011, the Board of Directors (the "Board") of the Company, elected Mr. Jason Gerteisen (age 28) as the sole Director, President, Secretary and Treasurer of the company.

Mr. Gerteisen, of Evansville, Indiana, is a successful leader in sales and management, with a focus on technology and web-based businesses.

As the Campaign Manager for Jim Tomes for Senate in Indiana, he designed and ran a campaign that resulted in a huge win for the republican candidate of a seat that had been held by democrats for over 15 years. While studying Global Business Management at the University of Phoenix, he managed many quality and successful projects as a Project Manager of companies in the construction industry.

Mr. Gerteisen continued to develop his skills in web design and internet marketing. Utilizing these skills, he helped to create and market several successful websites.

As the former CEO of his own tech company, Mr. Gerteisen has guided the way for others in his industry utilizing social marketing tools, web design, and internet marketing to help create a global network of clients and business builders.

Mr. Gerteisen will be issued 1,000,000 common shares of the Company as initial compensation.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        AMWEST IMAGING INCORPORATED


Date: August 29, 2011                   By: /s/ Jason R. Gerteisen
                                            ------------------------------------
                                            Jason R. Gerteisen
                                            President

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